Exhibit 10.22








                                 AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF REORGANIZATION

                                     BY AND AMONG

                                  BERLIN C.C., INC.,
                                A VERMONT CORPORATION,

                              ST. JOHNSBURY C.C., INC.,
                                A VERMONT CORPORATION,

                                ROCHESTER C.C., INC.,
                             A NEW HAMPSHIRE CORPORATION,

                                SPRINGFIELD C.C., INC.
                                A VERMONT CORPORATION,

                                BURLINGTON C.C., INC.,
                                A VERMONT CORPORATION

                                BENNINGTON C.C., INC.,
                                A VERMONT CORPORATION

                                 THE LP CORPORATION,
                                A VERMONT CORPORATION,

                             AMERICAN HEALTH CARE, INC.,
                                A VERMONT CORPORATION

                                     ("SELLERS")

                                         and

                       HEALTH AND RETIREMENT PROPERTIES TRUST,
                       A MARYLAND REAL ESTATE INVESTMENT TRUST,

                                       ("HRP")
                             ___________________________

                                   January 26, 1995





                                  TABLE OF CONTENTS



     Section 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .   1

     Section 2.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . .   3
               2.1  Closing . . . . . . . . . . . . . . . . . . . . . .   3

     Section 3.  CONDITIONS TO HRP'S OBLIGATION TO CLOSE. . . . . . . .   4
               3.1  Closing Documents . . . . . . . . . . . . . . . . .   4
               3.2  Condition of Properties . . . . . . . . . . . . . .   5
               3.3  Title Policies. . . . . . . . . . . . . . . . . . .   6
               3.4  Opinions of Counsel . . . . . . . . . . . . . . . .   6
               3.5  Hart-Scott-Rodino . . . . . . . . . . . . . . . . .   6
               3.6  Rate Setting  . . . . . . . . . . . . . . . . . . .   6
               3.7  VSA/NHSA Agreement  . . . . . . . . . . . . . . . .   6
               3.8  Board Approval  . . . . . . . . . . . . . . . . . .   6
               3.9  Other Approvals . . . . . . . . . . . . . . . . . .   6
               3.10 Deposit . . . . . . . . . . . . . . . . . . . . . .   7

     Section 4.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.  . . . . .   7
               4.1  HRP Shares  . . . . . . . . . . . . . . . . . . . .   7
               4.2  Closing Documents . . . . . . . . . . . . . . . . .   7
               4.3  Opinion of Counsel  . . . . . . . . . . . . . . . .   7
               4.5  Satisfaction of Other Conditions  . . . . . . . . .   7

     Section 5.  REPRESENTATIONS AND WARRANTIES OF SELLERS. . . . . . .   7
               5.1  Status and Authority of the Sellers . . . . . . . .   7
               5.2  Action of the Sellers . . . . . . . . . . . . . . .   8
               5.3  No Violations of Agreements . . . . . . . . . . . .   8
               5.4  Litigation  . . . . . . . . . . . . . . . . . . . .   8
               5.5  Existing Leases, Agreements, Etc  . . . . . . . . .   8
               5.6  Disclosure  . . . . . . . . . . . . . . . . . . . .   9
               5.7  Utilities, Etc. . . . . . . . . . . . . . . . . . .   9
               5.8  Compliance With Law . . . . . . . . . . . . . . . .   9
               5.9  Taxes.  . . . . . . . . . . . . . . . . . . . . . .  10
               5.10 Special Districts . . . . . . . . . . . . . . . . .  10
               5.11 Not A Foreign Person  . . . . . . . . . . . . . . .  10
               5.12 Hazardous Substances  . . . . . . . . . . . . . . .  10
               5.13 Investment Intent . . . . . . . . . . . . . . . . .  10

     Section 6.  REPRESENTATIONS AND WARRANTIES OF HRP  . . . . . . . .  11
               6.1  Status and Authority of HRP . . . . . . . . . . . .  11
               6.2  Action of HRP . . . . . . . . . . . . . . . . . . .  11
               6.3  No Violations of Agreements . . . . . . . . . . . .  12
               6.4  Litigation  . . . . . . . . . . . . . . . . . . . .  12
               6.5  Capitalization  . . . . . . . . . . . . . . . . . .  12

     Section 7.  COVENANTS OF THE SELLERS.  . . . . . . . . . . . . . .  12
               7.1  Compliance with Laws, Etc.  . . . . . . . . . . . .  12
               7.2  Operation of the Facilities . . . . . . . . . . . .  13
               7.3  Approval of Agreements  . . . . . . . . . . . . . .  13
               7.4  Compliance with Agreements  . . . . . . . . . . . .  13





                                         -ii-

               7.5  Notice of Material Changes or Untrue
                      Representations . . . . . . . . . . . . . . . . .  13
               7.6  Title Matters . . . . . . . . . . . . . . . . . . .  13
               7.7  Survey Matters  . . . . . . . . . . . . . . . . . .  14
               7.8  Other Diligence Materials . . . . . . . . . . . . .  15
               7.9  Other Activities During the Period Prior to
                      Closing . . . . . . . . . . . . . . . . . . . . .  15

     Section 8.  ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . .  15
               8.1  Adjustments Based on Existing Liens . . . . . . . .  15
               8.2  Adjustments Relating to Rochester C.C., Inc.  . . .  15
               8.3  Closing Costs.  . . . . . . . . . . . . . . . . . .  16

     Section 9.  DEFAULT; TERMINATION . . . . . . . . . . . . . . . . .  16
               9.1  Default by the Sellers  . . . . . . . . . . . . . .  16
               9.2  Default by HRP  . . . . . . . . . . . . . . . . . .  16

               Section 10.  INDEMNIFICATION.  . . . . . . . . . . . . .  17
               10.1   Indemnification by the Sellers  . . . . . . . . .  17
               10.2   Indemnification by HRP  . . . . . . . . . . . . .  17
               10.3   Notice and Payment of Claims  . . . . . . . . . .  18

     Section 11.  MISCELLANEOUS.  . . . . . . . . . . . . . . . . . . .  18
               11.1  Expenses . . . . . . . . . . . . . . . . . . . . .  18
               11.2  Brokerage Commissions  . . . . . . . . . . . . . .  18
               11.3  Publicity. . . . . . . . . . . . . . . . . . . . .  19
               11.4  Execution of Additional Documents. . . . . . . . .  19
               11.5  Notices  . . . . . . . . . . . . . . . . . . . . .  19
               11.6  Waivers, Etc.  . . . . . . . . . . . . . . . . . .  20
               11.7  Assignment; Successors and Assigns . . . . . . . .  21
               11.8  Severability.  . . . . . . . . . . . . . . . . . .  21
               11.9  Counterparts; Amendments.  . . . . . . . . . . . .  21
               11.10 Governing Law  . . . . . . . . . . . . . . . . . .  21
               11.11 Jurisdiction.  . . . . . . . . . . . . . . . . . .  22
               11.12 Performance on Business Days . . . . . . . . . . .  22
               11.13 Attorneys Fees . . . . . . . . . . . . . . . . . .  22
               11.14 Section and Other Headings . . . . . . . . . . . .  22
               11.15 Entire Agreement . . . . . . . . . . . . . . . . .  22
               11.16 Obligations of Sellers After the Closing . . . . .  22
               11.17 Limitation of Liability. . . . . . . . . . . . . .  23





                                        -iii-

               Schedule A   -  List of Sellers
               Schedule B   -  Allocation of HRP Shares
               Schedule C-1 - Berlin Health and Rehab Center Schedule C-2 - St. Johnsbury Health and Rehab Center Schedule C-3 - Springfield Health and Rehab Center Schedule C-4 - Bennington Health and Rehab Center Schedule C-5 - Hanson Court Convalescent Home Schedule C-6 - Redstone Villa
               Schedule C-7 - Rowan Court Health and Rehab Center Schedule C-8 - Rochester Manor
               Schedule C-9 -  Burlington Health and Rehab Center
               Schedule D   -  Liens and Encumbrances
               Schedule E   -  Opinion of Sellers' Counsel
               Schedule F   -  Opinion of HRP's Counsel
               Schedule G   -  Registration Rights Agreement
               Schedule H   -  Breaches or Conflicts
               Schedule I   -  Contracts and Agreements; Licensed Bed
                               Capacity and Medicare/Medicaid Status
               Schedule J   -  Compliance with Law
               Schedule K   -  Hazardous Substances
               Schedule L   -  Capitalization of HRP
               Schedule M   -  Form of Surveyor's Certificate






                                 AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF REORGANIZATION


               THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF
          REORGANIZATION is made as of the 26th day of January, 1995, by and among the Sellers listed on Schedule A hereto (collectively, the "Sellers") and HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("HRP").

                                     WITNESSETH:

               WHEREAS, Sellers are the owners and holders of the Properties (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 1); and

               WHEREAS, the Sellers wish to transfer substantially all of their assets to HRP, solely in exchange for voting shares of HRP and the assumption by HRP of certain of the liabilities of Sellers in a transaction intended to qualify as a Reorganization within the meaning of Section 368(a)(1)(C) of the Code;

               WHEREAS, it is contemplated by Sellers and HRP that, upon the consummation of such Reorganization, each Seller will distribute the HRP Shares received by such Seller to its shareholders in complete liquidation of such Seller, and will thereafter dissolve as a corporation;

               WHEREAS, HRP wishes to acquire substantially all of Sellers' assets and agrees to assume certain liabilities of Sellers on the terms and conditions hereinafter set forth;

               WHEREAS, the Sellers and HRP entered into an Agreement and Plan of Reorganization dated September 1, 1994 (the "Original Agreement") to accomplish the transactions referred to above; and

               WHEREAS, the Sellers and HRP now desire to amend the Original Agreement in certain respects and to restate the Original Agreement in its entirety;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Sellers and HRP hereby agree as follows:

               Section 1.  DEFINITIONS.

               Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below:

               1.1 "Agreement" shall mean this Amended and Restated Agreement and Plan of Reorganization, together with Schedules A through M, attached hereto, as it and they may be amended from time to time as herein provided.

               1.2 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts, the State of Vermont or the State of New Hampshire are authorized by law or executive action to close.

               1.3  "Closing" shall have the meaning given such term in
          Section 2.1.

               1.4 "Closing Date" shall have the meaning given such term in Section 2.1.

               1.5 "Code" means the United States Internal Revenue Code of 1986, as amended.

               1.6 "Declaration" shall mean the Declaration of Trust of HRP, dated October 9, 1986, as the same has been and may be amended and restated from time to time.

               1.7 "Deposit" shall mean the sum of Two Hundred Fifty Thousand Dollars ($250,000) paid by HRP to the Sellers and held by the Escrow Agent for the benefit of the Sellers prior to the date of the Original Agreement, receipt of which is hereby acknowledged by the Sellers.

               1.8  "Escrow Agent" shall mean Miller, Eggleston and
          Rosenberg, Ltd.

               1.9 "Facilities" shall mean, collectively, the nursing homes, retirement centers, congregate living facilities and/or other facilities offering other related health care products or services being operated by the Sellers at the Properties.

               1.10 "HRP" shall have the meaning given such term in the preamble to this Agreement.

               1.11 "HRP Shares" shall mean common shares of beneficial interest, $.01 par value per share, of HRP.

               1.12 "Properties" shall mean, collectively, those certain real properties, the improvements thereon, all fixtures, machinery, systems, equipment, furniture and furnishings owned by the Sellers attached or appurtenant thereto or used in connection therewith and all easements, privileges, licenses, rights and appurtenances relating thereto, located in (i) Berlin, Vermont and known as Berlin Health and Rehab Center, as more particularly described in Schedule C-1, attached hereto and made a part hereof; (ii) St. Johnsbury, Vermont and known as St. Johnsbury Health and Rehab Center, as more particularly described in Schedule C-2, attached hereto and made a part hereof; (iii) Springfield, Vermont and known as Springfield Health and Rehab Center, as more particularly described in Schedule C-3, attached hereto and made a part hereof; (iv) Bennington, Vermont and known as Bennington Health and Rehab Center, as more particularly described in Schedule C-4, attached hereto and made a part hereof; (v) Springfield, Vermont and known as Hanson Court Convalescent Home, as more particularly described in Schedule C-5, attached hereto and made a part hereof; (vi) St. Albans, Vermont and known as Redstone Villa, as more particularly described in Schedule C-6, attached hereto and made a part hereof; (vii) Barre, Vermont and known as Rowan Court Health and Rehab Center, as more particularly described in Schedule C-7, attached hereto and made a part hereof; (viii) Rochester, New Hampshire and known as Rochester Manor, as more particularly described in Schedule C-8, attached hereto and made a part hereof; and (ix) Burlington, Vermont and known as Burlington Health and Rehab Center, as more particularly described in Schedule C-9, attached hereto and made a part hereof.

               1.13 "Securities Act" shall have the meaning given such term in Section 5.13.

               1.14 "Sellers" shall have the meaning given such term in the preamble to this Agreement.

               1.15  "Surveys" shall have the meaning given such term in
          Section 7.6.

               1.16 "Title Commitments" shall have the meaning given such term in Section 7.6.

               1.17 "Title Company" shall mean Lawyer's Title Company or such other title insurance company as shall have been approved by HRP.

               1.18 "VSA/NHSA Agreement" shall mean that certain Amended and Restated Purchase and Sale Agreement, dated the date hereof, among the Sellers, Vermont Subacute Corporation ("VSA") and New Hampshire Subacute Corporation ("NHSA").


               Section 2.  CLOSING.

               2.1 Closing. (a) The transfer and delivery of the Properties to HRP and the issuance and delivery of HRP Shares to the Sellers shall be consummated at a closing (the "Closing") to be held at the offices of Sullivan & Worcester, One Post Office Square, Boston, Massachusetts, or at such other location as the Sellers and HRP may agree, at 10:00 a.m., local time, on a date

          (the "Closing Date") ten (10) days after the later to occur of
          (i) the expiration of any applicable waiting periods required under or in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the receipt from the Federal Trade Commission and any other applicable governmental agency having jurisdiction of valid and enforceable waivers thereof, (ii) the approval for listing on the New York Stock Exchange of the HRP Shares, and (iii) the receipt of all other applicable approvals and licenses from any applicable governmental bodies including, without limitation, certificates or determinations of need, if required. In the event that the Closing shall not have occurred on or before March 31, 1995, provided that no action for specific performance shall have been commenced by any party to enforce this Agreement, any party shall have the right, by the giving of written notice, to terminate this Agreement and, in such event, the Deposit, together with interest thereon, shall be refunded to HRP in accordance with
          Section 9.1.

               (b) At the Closing, the Sellers shall transfer and deliver to HRP all of the Properties, and HRP shall accept delivery of the Properties. In exchange for the Properties, HRP shall cause to be delivered to the Sellers that number of HRP Shares, the value of which (as determined pursuant to the following sentence) shall be equal to $35,000,000; provided, however, that such amount shall be adjusted as may be required pursuant to Section
          8). The value given to each HRP Share shall be $15.00. At the Closing, the portion of such HRP Shares allocated to each Seller on Schedule B hereto shall be issued to such Seller by delivery of a certificate or certificates representing that number of HRP Shares set forth opposite such Seller's name on such Schedule B, in such manner as each such Seller shall specify to HRP not later than three (3) Business Days prior to the Closing. The certificates representing the HRP Shares shall bear the legend set forth in Section 5.13 hereof.


               Section 3.  CONDITIONS TO HRP'S OBLIGATION TO CLOSE.

               The obligation of HRP to accept delivery of the Properties and to deliver the HRP Shares at the Closing shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

               3.1  Closing Documents.  The Sellers shall have delivered to
          HRP:

               (a) a good and sufficient special warranty deed, or its local equivalent, with respect to each of the Properties, in proper statutory form for recording, duly executed and acknowledged by the Sellers, conveying good and marketable title to the applicable Properties, free from all liens and encumbrances other than (i) liens and encumbrances approved by HRP in accordance with Sections 7.5 and 7.6 and (ii) liens set forth on Schedule D which HRP shall assume (subject to a corresponding reduction in the Purchase Price as set forth in
          Section 8);

               (b) an assignment by the Sellers and an assumption by HRP, in form and substance reasonably satisfactory to the Sellers and HRP, duly executed and acknowledged by the Sellers and HRP, of all of the Sellers' right, title and interest in, to and under all licenses, contracts, permits and agreements affecting the Properties which HRP has elected to assume (if any);

               (c) an assignment by the Sellers and an assumption by HRP, in form and substance reasonably satisfactory to, and duly executed and acknowledged by, the Sellers and HRP of the liabilities set forth on Schedule D which HRP has agreed to assume;

               (d) a certificate of a duly authorized officer of each of the Sellers confirming the continued truth and accuracy of (i) the representations and warranties of the Sellers in this Agreement and (ii) the matters set forth in Section 3.2 of this Agreement;

               (e) to the extent the same are in the Sellers' possession, original, fully executed copies of all documents and agreements pertaining to the Properties and, in any event, copies of all such documents and agreements certified by a responsible officer of Sellers as conforming to the originals in all respects;

               (f) certified copies of all charter documents, applicable corporate resolutions and certificates of incumbency with respect to each of the Sellers; and

               (g) such other conveyance documents, certificates, deeds and other instruments as HRP or the Title Company may reasonably require.

               3.2 Condition of Properties. (a) All of the Properties and Facilities shall be in substantially the same physical condition as on the date of this Agreement, ordinary wear and tear excepted;

               (b) No material default or event which with the giving of notice and/or lapse of time could constitute a default shall have occurred and be continuing under any material agreement benefiting or affecting the Properties or the Facilities;

               (c) No material adverse change shall have occurred, and no action shall be pending or threatened which would adversely affect the licensing, certification, qualification status, occupancy, eligibility for participation in federal or state reimbursement programs or material accreditations of any of the Facilities or, to the extent applicable, the Properties; and

               (d) No action shall be pending or threatened for the condemnation or taking by power of eminent domain of all or any portion of the Properties or all or any portion of the Facilities.

               3.3 Title Policies. The Title Company shall be prepared, subject only to payment of the applicable premium, to issue title insurance policies to HRP, in form and substance satisfactory to HRP in accordance with Sections 7.5 and 7.6, together with such affirmative coverages as HRP may require and shall have been determined available prior to the Closing.

               3.4 Opinions of Counsel. HRP shall have received a written opinion from Miller, Eggleston and Rosenberg, Ltd., special counsel to the Sellers (or such additional local counsel as may be reasonably acceptable to HRP), substantially in the form attached hereto as Schedule E.

               3.5 Hart-Scott-Rodino. The Sellers and HRP shall have complied with all applicable provisions (if any) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               3.6 Rate Setting. HRP shall have received such assurances as HRP, in its sole discretion, shall deem necessary, including, without limitation, opinions of counsel and/or confirmations from state agencies, that the transactions contemplated by this Agreement will have an acceptable effect on Medicaid rates for the Facilities.

               3.7 VSA/NHSA Agreement. The transactions contemplated by the VSA/NHSA Agreement shall have been consummated.

               3.8 Board Approval. The Board of Trustees of HRP shall have approved the transactions contemplated hereby in all respects.

               3.9 Other Approvals. The Sellers and HRP shall have received, in form and substance reasonably satisfactory to the Sellers and HRP, all required approvals and waivers, including, without limitation, all licenses, certificates of need and regulatory and reimbursement permits and approvals as may be necessary or appropriate to consummate the transaction contemplated by this Agreement and to use the Properties in the same manner as they are currently being used by the Sellers, as set forth on Schedule I hereto.

               3.10 Deposit. The Escrow Agent shall have returned the Deposit, together with interest accrued thereon, to HRP.

               Section 4.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE.

               The obligation of the Sellers to convey the Properties and the Facilities to HRP is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

               4.1 HRP Shares. HRP shall deliver to the Sellers the HRP Shares in the manner provided in Section 2, adjusted as herein provided.

               4.2  Closing Documents.  HRP shall have delivered to the
          Sellers:

               (a) A certificate of a duly authorized officer of HRP confirming the continued truth and accuracy of the representations and warranties of HRP in this Agreement; and

               (b) Certified copies of all charter documents, applicable resolutions and certificates of incumbency with respect to HRP.

               4.3 Opinion of Counsel. The Sellers shall have received a written opinion from (a) Sullivan & Worcester, special counsel to HRP (or such additional local counsel as shall be reasonably satisfactory to Sellers), substantially in the form attached hereto as Schedule F, and (b) Miller, Eggleston & Rosenberg, special counsel to the Sellers, that the transactions contemplated hereby qualify as a reorganization within Section 368(a)(1)(C) of the Code.

               4.4 Registration Rights Agreement. The Sellers and HRP shall have entered into a Registration Rights Agreement in the form attached hereto as Schedule G.

               4.5 Satisfaction of Other Conditions. The conditions precedent described in Sections 3.5, 3.7 and 3.8 shall have been satisfied.


               Section 5.  REPRESENTATIONS AND WARRANTIES OF SELLERS.

               To induce HRP to enter into this Agreement, the Sellers jointly and severally represent and warrant to HRP as follows (such representations and warranties to be effective as of the date of the Original Agreement):

               5.1 Status and Authority of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in corporate good standing under the laws of its state of incorporation, and has all requisite power and authority under the laws of such state and its respective charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Sellers has duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification. Each Seller is acquiring the HRP
          Shares solely for investment purposes, and not with a view toward involvement in the management of HRP.

               5.2 Action of the Sellers. Each of the Sellers has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Sellers on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

               5.3 No Violations of Agreements. Except as set forth on Schedule H, neither the execution, delivery or performance of this Agreement by the Sellers, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Sellers pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any of the Sellers is bound.

               5.4 Litigation. No investigation, action or proceeding is pending and, to the Sellers' knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto,
          (ii) will result in any material adverse change in the business, operation, licensure, reimbursement, affairs or condition of any of the Properties or the Facilities, (iii) result in or subject the Properties or the Facilities to a material liability, or (iv) involves condemnation or eminent domain proceedings against any part of the Properties.

               5.5 Existing Leases, Agreements, Etc. The Sellers have not entered into any contracts or agreements with respect to the Properties, other than as previously disclosed to HRP and listed on Schedule I hereto. The copies of such contracts or agreements heretofore made available by the Sellers to HRP for examination are true, correct and complete copies thereof, have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Sellers and the respective parties thereto. There are no defaults under such contracts or agreements; no events have occurred which with the passage of time or the giving of notice or both would result in an event of default thereunder; there are no contingent liabilities under such contracts and agreements except as set forth in Schedule I; and Sellers are entitled to all benefits of such contracts and agreements which have not been assigned or encumbered in any way. Sellers may assign all such contracts and agreements to HRP. There are no other material agreements affecting the Properties. Schedule I sets forth a fair and accurate representation of the licensed bed capacity and Medicare/Medicaid certification status of each of the Facilities.

               5.6 Disclosure. There is no fact or condition which materially and adversely affects the business or condition of the Properties or the Facilities which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to HRP in connection with the transactions contemplated hereby.

               5.7 Utilities, Etc. All utilities and services necessary for the use and operation of the Properties and the Facilities located thereon (including, without limitation, road access, gas, water, electricity and telephone), are available thereto, are of sufficient capacity to meet adequately all needs and requirements necessary for the use and operation of the Properties and Facilities for their respective intended purposes and the Properties and the Facilities are legally entitled to be served by such utilities at rates typical for similar properties without further action by the Sellers or any other party. To the Sellers' knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Properties or the Facilities located thereon.

               5.8 Compliance With Law. (i) Except as set forth on Schedule J, the Properties and the Facilities and the use and operation thereof do not violate any applicable federal, state, municipal or other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to health care, construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety; and (ii) there are presently in effect all licenses, permits, and other authorizations necessary for the current use, occupancy and operation thereof. The Sellers have not been advised in writing of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use, zoning of, or licenses, permits or other authorizations for use of, the Properties or the Facilities or which would modify or realign any adjacent street or highway.

               5.9 Taxes. Other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Properties or any portion thereof, which are outstanding or unpaid, and, to the Sellers' knowledge, none will be levied prior to the Closing Date. Each of the Properties is separately and distinctly assessed as a separate tax lot. To the Sellers' knowledge, each of the Properties, during the most recent tax fiscal year and the three (3) years prior thereto, has been duly valued and assessed for property tax purposes in accordance with applicable law.
          There is no pending abatement proceeding or, to the Sellers' knowledge, threatened reassessment of all or any portion of the Properties.

               5.10 Special Districts. No portion of the Properties is within a Special Flood Hazard Area (or 100-year flood plain) as identified by the Federal Emergency Management Administration or other governmental agency or within any specially designated or registered historic, architectural or taxing district, such as would require any more than normal or routine local governmental approvals in order to effect interior or exterior improvements to such Properties or the Facilities, either cosmetic or structural.

               5.11 Not A Foreign Person. None of the Sellers is a "foreign person" within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               5.12 Hazardous Substances. Except as set forth in Schedule K, neither the Sellers nor any other occupant or user of the Properties or the Facilities, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Properties or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the Sellers' knowledge, the Properties and the Facilities are free from any such hazardous waste, contaminants, oil, radioactive and other materials.

               5.13 Investment Intent. Each of the Sellers and the shareholder of each Seller is acquiring the HRP Shares to be received by it pursuant to this Agreement for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Each Seller understands that such HRP Shares have not been registered under the Securities Act of 1993, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of the Sellers' investment intent as expressed herein. Each Seller acknowledges and agrees that each certificate representing such HRP Shares shall bear the following legend until such time as such legend is no longer required under the Securities Act and the rules and regulations thereunder:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state laws regulating the sale of securities and may not be offered, sold or otherwise transferred unless registered or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required. Health and Retirement Properties Trust (the "Company") is authorized to issue more than one class of shares of beneficial interest. The preferences, voting powers, qualifications and special and relative rights of the shares of each such class are set forth in the Company's Declaration of Trust, a copy of which will be furnished without charge upon written request."

               The representations and warranties made in this Agreement by the Sellers shall be continuing and shall be deemed remade by the Sellers as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made by the Sellers in this Agreement shall survive the Closing for a period of three years and in the event of the liquidation and dissolution of a Seller shall be deemed to be representations and warranties of the shareholders of said Seller who receive distributions in connection with said liquidation and dissolution.


               Section 6.  REPRESENTATIONS AND WARRANTIES OF HRP.

               To induce the Sellers to enter in this Agreement, HRP represents and warrants to the Sellers as follows (such representations and warranties to be effective as of the date of the Original Agreement):

               6.1 Status and Authority of HRP. HRP is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under the Declaration to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. HRP has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification.

               6.2 Action of HRP. HRP has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by HRP on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of HRP, enforceable against HRP in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

               6.3 No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by HRP, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of HRP pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which HRP is bound.

               6.4 Litigation. No investigation, action or proceeding is pending and, to HRP's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

               6.5 Capitalization. Schedule L sets forth the authorized capital stock of HRP and the number of shares of each class thereof outstanding as of the date hereof. All of such outstanding shares of capital stock are, and the HRP Shares to be issued to the Sellers hereunder, when issued pursuant to the terms hereof upon receipt of the consideration specified herein, will be, duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights.

               The representations and warranties made in this Agreement by HRP shall be continuing and shall be deemed remade, subject to updating for those representations which are made as of the date hereof, by HRP as of the Closing Date with the same force and effect as if made by HRP on, and as of, such date. All representations and warranties made in this Agreement shall survive the Closing for a period of three years.


               Section 7.  COVENANTS OF THE SELLERS.

               The Sellers hereby jointly and severally covenant with HRP between the date of this Agreement and the Closing Date as follows:

               7.1 Compliance with Laws, Etc. With respect to their respective Properties and Facilities, to comply in all material respects with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Properties or the use or occupancy of the Facilities located thereon and (ii) all terms, covenants and conditions of all of the instruments of record and other agreements affecting the Properties or the Facilities.

               7.2 Operation of the Facilities. To operate the Properties and the Facilities only in the ordinary course of business as conducted, and to maintain the quality of the Facilities, in all material respects consistent with past practice; to maintain inventory at normal operating levels, in all material respects consistent with past practice; and to use their best efforts to preserve and maintain the Properties and the Facilities intact, maintain occupancy at present or higher percentages, keep available the services of their employees, and preserve for HRP their relationships with suppliers, customers, sales representatives and others having business relations with the Facilities, and generally maintain the reputation of the Facilities.

               7.3 Approval of Agreements. Except as otherwise authorized by this Agreement, not to enter into modify, amend or terminate any material lease, contract or other agreement with respect to the Properties or the Facilities which would encumber or be binding upon the Properties or the Facilities from and after the Closing Date, without in each instance obtaining the prior written consent of HRP.

               7.4 Compliance with Agreements. To the extent of their respective obligations, to comply with each and every material term, covenant and condition contained in any other document or agreement affecting the Properties or the Facilities.

               7.5 Notice of Material Changes or Untrue Representations. Upon learning of any material change in any condition with respect to the Properties, the Facilities or of any event or circumstance which makes any representation or warranty of the Sellers to HRP under this Agreement untrue or misleading, promptly to notify HRP thereof (HRP agreeing, on learning of any such fact or condition, promptly to notify the Sellers thereof).

               7.6 Title Matters. The Sellers have delivered to HRP a preliminary title report or title commitment, having an effective date after the date of the Original Agreement, for an ALTA extended owner's policy of title insurance with respect to the Properties, together with complete and legible copies of all instruments and documents referred to as exceptions to title or as title requirements (collectively, the "Title Commitments"), and HRP has given the Sellers notice of any title exceptions to which HRP objects. Sellers shall use their best efforts to take or cause to be taken such actions as may be required to cause such exceptions to be removed from the Title Commitments. In the event that Sellers cannot cause such exceptions to be removed, the Sellers shall give HRP prompt notice thereof; it being understood and agreed that the failure of the Sellers to give such notice within ten (10) Business Days after Sellers' receipt of the final form of the Surveys referred to in Section 7.7 shall be deemed an election by the Sellers to remedy such matters. If HRP receives such notice from Sellers, HRP may elect (i) to terminate this Agreement by the giving of written notice thereof to the Sellers, in which event the Deposit, together with interest thereon, shall be returned to HRP in accordance with
          Section 9.1, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, with an appropriate abatement or reduction in the number of HRP Shares to be delivered to Sellers on account thereof, the amount of which shall be determined by good faith negotiation between the parties. HRP shall make any such election by written notice to the Sellers given on or prior to the tenth Business Day after the Sellers' notice of their inability to cure such defect. Failure of HRP to give such notice shall be deemed an election by it to proceed in accordance with clause (ii) above.

               7.7 Survey Matters. HRP (a) has arranged for the preparation of an ALTA survey with respect to each of the Properties (collectively, the "Surveys"), by a licensed surveyor in the jurisdiction in which the applicable property is located, which (i) contains an accurate legal description of the applicable property, (ii) shows the exact location, dimension and description (including applicable recording information) of all utilities, easements, encroachments and other physical matters affecting such property, the number of striped parking spaces located thereon and all applicable building set-back lines, (iii) states whether the applicable property is located within a 100-year flood plain and (iv) includes a certification in the form set forth in Schedule M, addressed to HRP, the Title Company and any other persons requested by HRP, and (b) has given the Sellers notice of any matters shown thereon to which HRP objects.
          Sellers shall use their best efforts to take or cause to be taken such actions as may be required to remedy the objectionable matters. In the event the Sellers cannot cause such exceptions to be removed, the Sellers shall give HRP notice thereof within five (5) Business Days of becoming aware of such inability. If HRP receives such notice from the Sellers, HRP may elect (i) to terminate this Agreement by the giving of written notice thereof to the Sellers, in which event the Deposit, together with interest thereon, shall be refunded to HRP in accordance with
          Section 9.1, or (ii) to consummate the transactions contemplated hereby, notwithstanding such defect, with any appropriate abatement or reduction in the number of HRP Shares to be delivered to the Sellers on account thereof, the amount of which shall be determined by good faith negotiation between the parties. HRP shall make any such election by written notice to the Sellers, given on or prior to the tenth Business Day after the Sellers' notice of their inability to cure such defect. Failure of HRP to give such notice shall be deemed an election by HRP to proceed in accordance with clause (ii) above.

               7.8 Other Diligence Materials. The Sellers have delivered to HRP all surveys, environmental assessment reports, building evaluations, licenses, certificates of need, compliance and other surveys, and other investigations and materials pertaining to the Properties as are in the possession of the Sellers, and will deliver to HRP any additional materials of the same or similar nature which come into the possession of the Sellers between the date hereof and the Closing Date. HRP agrees to provide the Sellers with copies of all material studies and reports relating to the physical condition of the Properties prepared for HRP (if any) and with a copy of each of the Title Commitments and the Surveys.

               7.9 Other Activities During the Period Prior to Closing. The Sellers and HRP shall endeavor to agree on the form of all of the closing documents and opinions of counsel described herein on or prior to the Closing Date. In addition, the Sellers and HRP shall, prior to the Closing, cooperate in the preparation and filing of any materials required (i) in order to obtain all licenses, certifications and approvals required for the purchase, sale and subsequent operation of the Properties and the Facilities, or (ii) by the Hart-Scott-Rodino Improvements Act of 1976 and shall respond promptly to any requests by any governmental agency with respect thereto.

               All covenants made by the Sellers in this Agreement shall survive the Closing for a period of three years and shall not be merged into any instrument or conveyance document delivered at Closing.


               Section 8.  ADJUSTMENTS.

               8.1 Adjustments Based on Existing Liens. At Closing, the number of HRP Shares to be issued to the Sellers shall be reduced by that number of HRP Shares the value of which (based on $15.00 per share) is equal to the amount of liabilities of the Sellers set forth on Schedule D which HRP has agreed to assume. It is understood and agreed by the parties that no insurance policies of the Sellers are to be transferred to HRP, and no apportionment of the premiums therefor shall be made.

               8.2 Adjustments Relating to Rochester C.C., Inc. At Closing, the number of HRP Shares which would otherwise be delivered to Rochester C.C., Inc. shall be reduced by _____ HRP Shares.1




               1    Number  to  be determined  after  calculation of  post-
          closing adjustment.

               8.3 Closing Costs. At Closing, all closing costs for the transaction contemplated hereby (including, without limitation, documentary, stamp, and other transfer taxes and fees, recording and filing fees, premiums, charges, and fees of the Title Company and Survey costs, costs and expenses relating to those certain Phase II environmental site assessments performed by Environmental Management Group, Inc. at certain of the Properties, but specifically excluding each parties' legal and accounting fees) shall be equally divided between HRP and Sellers and an appropriate adjustment in the number of HRP Shares to be issued to Sellers at Closing shall be made.


               Section 9.  DEFAULT; TERMINATION.

               9.1 Default by the Sellers. If the Sellers shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Sellers shall fail to perform any of the material covenants and agreements contained herein to be performed by them and such failure continues for a period of ten (10) days after notice thereof from HRP, then HRP may terminate this Agreement and/or HRP pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief. In addition to, and not in limitation of, the foregoing, HRP may direct the Escrow Agent to return the Deposit, together with interest accrued thereon with respect to one-half of the Deposit from July 26, 1994 through the date of refund, and, with respect to the balance of the Deposit, from the date of the Original Agreement through the date of refund.

               9.2 Default by HRP. If HRP shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if HRP shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten (10) days after notice thereof from the Sellers, the Sellers may terminate this Agreement and/or the Sellers may either retain the Deposit as liquidated damages, or may pursue any and all remedies available to them at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief.

               9.3 Termination. If the average of the closing price for HRP Shares during any consecutive five day period prior to the

          Closing Date as quoted in the Wall Street Journal is: (a) less than or equal to $12.50, then the Sellers, by notice to HRP delivered within two Business Days, may terminate this Agreement; or (b) greater than or equal to $17.50, then HRP, by notice to the Sellers delivered within two Business Days, may terminate this Agreement; provided, that in either case the parties agree, promptly upon such a termination, to direct the Escrow Agent to return the Deposit, together with interest accrued thereon, to HRP.

               Section 10.    INDEMNIFICATION.

               10.1 Indemnification by the Sellers. The Sellers shall indemnify and hold harmless HRP and its successors and assigns, from and against any and all damages, claims, losses, liabilities, and expenses, including without limitation reasonable legal and accounting expenses (collectively, "Losses"), which may arise out of: (i) any material breach or violation of this Agreement by the Sellers; (ii) any material breach of any of the representations, warranties or covenants made in this Agreement by Sellers; (iii) any material inaccuracy or misrepresentation or omission in any certificate or document delivered by the Sellers in connection with this Agreement; and
          (iv) any claim or action asserted by any third party arising out of or in connection with the Sellers' ownership of the Properties or operation of the Facilities prior to the Closing Date, including, without limitation, all Losses with respect to (a) Medicaid or Medicare depreciation recaptures as provided in
          Section 3.6 hereto and (b) retroactive rate adjustments whether arising from or related to recoupments, offsets, or otherwise. The representations, warranties and covenants of the Sellers contained in this Agreement, or any certificate, document, instrument or agreement delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated by this Agreement for a period of three years from the Closing Date and in the event of the liquidation and dissolution of a Seller, these representations and warranties shall also be deemed to be the joint and several representations and warranties of the shareholders of said Seller.

               10.2 Indemnification by HRP. HRP shall indemnify and hold harmless the Sellers and their successors and assigns from and against any and all Losses which may arise out of (i) any material breach or violation of this Agreement by HRP; (ii) any material breach of any of the representations, warranties or covenants made in this Agreement by HRP; (iii) any material inaccuracy or misrepresentation or omission in any certificate or document delivered by HRP in connection with this Agreement; or
          (iv) HRP's ownership of the Properties after the Closing Date. The warranties, representations and covenants of HRP contained in this Agreement, or any certificate, document, instrument or agreement delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement, the Closing, and the consummation of the transactions contemplated by this Agreement for a period of three years from the Closing Date.

               10.3 Notice and Payment of Claims. Upon obtaining knowledge thereof, the party entitled to indemnification (the "Indemnitee") shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of any damage, claim, loss, liability or expense which the Indemnitee has determined has given or could give rise to a claim under Sections 10.1 or 10.2 hereof (such written notice being hereinafter referred to as a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and estimated amount of such claim, the basis on which such claim is asserted, whether such claim is covered by insurance and whether any rights of indemnification may exist against any third party with respect to such claim.
          The Indemnitor shall satisfy its obligations under Sections 10.1 or 10.2, as the case may be, or shall advise the Indemnitee that in good faith it disputes the claim, within 30 days of its receipt of a Notice of Claim.


               Section 11.  MISCELLANEOUS.

               11.1 Expenses. Except as set forth in Section 8.3, the Sellers and HRP shall pay their own expenses incident to the negotiation, preparation and carrying out of this Agreement, including, without limitation, all fees and expenses of their respective counsel.

               11.2 Brokerage Commissions. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement, the Original Agreement or the transactions contemplated hereby, and that it reasonably believes that there is no basis for any other person or entity to claim a commission or other compensation for bringing about this Agreement, the Original Agreement or the transactions contemplated hereby. The Sellers shall indemnify and hold harmless HRP and its legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement, the Original Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the Sellers. HRP shall indemnify and hold harmless the Sellers and their respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement, the Original

          Agreement or the transactions contemplated hereby made by any broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with HRP. Nothing contained in this section shall be deemed to create any rights in any third party.

               11.3 Publicity. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other parties except with respect to HRP as may be required by law or rules of the New York Stock Exchange, and except as may be required in order to give governmental notices and secure governmental approvals or exemptions in connection with health care licenses or permits and Hart-Scott-Rodino notifications. No party, or its employees, agents, attorneys, officers, directors or shareholders, shall trade in the securities of HRP until a public announcement of the transactions contemplated by this Agreement has been made.

               11.4 Execution of Additional Documents. From and after the Closing, the Sellers and HRP shall, at the cost of the requesting party, duly execute and deliver to the parties hereto all such instruments and documents, and shall take or cause to be taken all such other and further action as any party shall reasonably request to confirm the ownership and title to the Properties.

               11.5 Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

               (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

               (c) All such Notices shall be addressed, if to the Sellers to:

                    Marlin Management
                    Box 1103
                    150 South Champlain Street
                    Burlington, Vermont  05401
                    Attn:  John F. Chapple, III
                           Patricia Rickard, Esq.
                    Telecopier No. (802) 862-6345

                with a copy to:

                    Miller, Eggleston and Rosenberg, Ltd.
                    150 South Champlain Street
                    Burlington, Vermont  05401
                    Attn:  Jon Eggleston, Esq.
                    Telecopier No. (802) 864-0328

               If to HRP, to:

                    Health and Retirement Properties Trust
                    400 Centre Street
                    Newton, Massachusetts  02158
                    Attn:  Mr. David J. Hegarty
                    Telecopier No. (617) 332-2261

               with a copy to:

                    Sullivan & Worcester
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Attn:  Lena G. Goldberg, Esq.
                    Telecopier No. (617) 338-2880

               (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

               11.6 Waivers, Etc. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof.
          This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

               11.7 Assignment; Successors and Assigns. This Agreement shall not be assignable by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

               11.8 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

               11.9 Counterparts; Amendments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the parties hereto.

               11.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law matters) of The Commonwealth of Massachusetts, except that matters relating to real property law as to the Properties located in Vermont shall be governed by and construed and enforced in accordance with the law of the State of Vermont, and matters relating to real property law as to the Property located in New Hampshire shall be governed by and construed and enforced in accordance with the law of the State of New Hampshire.

               11.11 Jurisdiction. The parties hereby irrevocably submit to the jurisdiction of any court sitting in The Commonwealth of Massachusetts or any United States Federal Court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement and the parties hereby irrevocably agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard and determined in such state or Federal Court. The parties hereby consent to and grant to any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided in Section 11.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

               11.12 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

               11.13 Attorneys Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

               11.14 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               11.15 Entire Agreement. This Agreement (including all schedules hereto and all agreements, instruments, other documents and certificates delivered by the parties on the date hereof or pursuant hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations, and negotiations, expressed or implied, written or oral, between them as to such subject matter, including, without limitation, the Original Agreement and that certain letter of intent dated July 13, 1994 and accepted by the Sellers on July 18, 1994.

               11.16 Obligations of Sellers After the Closing. From and after the Closing Date, the Sellers will not engage in any business, will each promptly liquidate and dissolve as a corporation, and will each distribute the HRP Shares received by it at the Closing to its shareholders in complete cancellation and redemption of their shares of such Seller.

               11.17 Limitation of Liability. The Declaration is duly filed in the Office of the Department of Assessments and Taxation of the State of Maryland, provides that the name "Health and Retirement Properties Trust" refers to the trustees under the Declaration collectively as Trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of HRP shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HRP. All persons dealing with HRP, in any way, shall look only to the assets of HRP for the payment of any sum or the performance of any obligation.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                     SELLERS:

                                     BERLIN C.C., INC.


                                     By: /s/ John F. Chapple III
                                         Its: President


                                     ST. JOHNSBURY C.C., INC.



                                     By: /s/ John F. Chapple III
                                         Its: President


                                     ROCHESTER C.C., INC.



                                     By: /s/ John F. Chapple III
                                         Its: President


                                     SPRINGFIELD C.C., INC.



                                     By: /s/ John F. Chapple III
                                         Its: President

                                     BURLINGTON C.C., INC.



                                     By: /s/ John F. Chapple III
                                         Its: President


                                     BENNINGTON C.C., INC.



                                     By: /s/ John F. Chapple III
                                         Its: President


                                     THE LP CORPORATION



                                     By: /s/ John F. Chapple III
                                         Its: President


                                     AMERICAN HEALTH CARE, INC.



                                     By: /s/ John F. Chapple III
                                         Its: President


                                     HRP:

                                     HEALTH AND RETIREMENT PROPERTIES TRUST



                                     By: /s/ Mark J. Finkelstein
                                         Its: President